                                                                    EXHIBIT 10.9


                                                                  EXECUTION COPY

                AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT

     This AMENDED AND RESTATED TECHNOLOGY LICENSE AGREEMENT, dated as of this 2nd day of March, 1999 (the "Agreement"), is entered into by and between TELECOMUNICACIONES DE PUERTO RICO, INC. a corporation incorporated under the laws of the Commonwealth of Puerto Rico (the "Company"), with an address at 1515 Franklin D. Roosevelt Avenue, Guaynabo, Puerto Rico, 00968, PUERTO RICO TELEPHONE COMPANY, INC. a Puerto Rico corporation with an address at 1515 Franklin D. Roosevelt Avenue, Guaynabo, Puerto Rico, 00968 ("PRTC"), and GTE INVESTMENTS INCORPORATED, a Delaware corporation ("GTE"), with an address at 5221 North O'Connor Boulevard, Irving, Texas, 75089.

                                W I T N E S S E T H:

     WHEREAS, GTE has (or has access to) valuable intellectual property used in the operation of telecommunications systems, including wireline, cellular and PCS telecommunications systems and in the construction, operations, marketing and management of such systems; and

     WHEREAS, GTE International Telecommunications Incorporated ("GITI"), an Affiliate of GTE, the Company and certain other parties are parties to the Amended and Restated Stock Purchase Agreement, dated as of July 21, 1998 (as amended from time to time, the "Stock Purchase Agreement"), pursuant to which GTE Holdings (Puerto Rico) LLC, a wholly-owned subsidiary of GITI ("Purchaser"), has purchased certain shares of the capital stock of the Company; and

     WHEREAS, GITI indirectly owns 40% or more of the shares of capital stock of the Company; and

     WHEREAS, as of even date herewith the parties (or their Affiliates) have entered into an Amended and Restated Puerto Rico Management Agreement (the "Puerto Rico Management

Agreement") pursuant to which an Affiliate of GTE will provide certain management services within Puerto Rico to PRTC and its Affiliates;

     WHEREAS, as of even date herewith the parties (or their Affiliates) have entered into an Amended and Restated U.S. Management Agreement (together with the Puerto Rico Management Agreement, the "Management Agreements") pursuant to which GITI will provide certain management services in the United States outside of Puerto Rico to PRTC and its Affiliates; and

     WHEREAS, the Company, PRTC and its Affiliates desire to benefit from, and GTE desires to provide PRTC and its Affiliates with, non-exclusive access to all technology, processes, planning resources, designs, drawings, inventions, developments, systems, applications, brands, patents, know-how and other technical knowledge and intellectual and industrial property of GTE and its Affiliates insofar as such technology and knowledge is necessary or beneficial for the Company and Purchaser to meet their commitment to the development and maintenance of the Company's telecommunications system; and

     WHEREAS, the Company and GTE wish to enter into an agreement whereby GTE shall grant to PRTC and its Affiliates, on and after the Effective Time (as defined below), the right to use certain telecommunications technology and certain operations know-how to assist the Company in pursuit of its business.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained, it is hereby agreed as follows:

                                    ARTICLE I

                           DEFINITIONS; EFFECTIVE TIME

          1.1 Defined Terms.

              (a) Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement or as set forth in Section 8.14.



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              (b) "Affiliates" when used in reference to the Company or PRTC shall mean the Company and the subsidiaries of the Company.

          1.2 Effective Time. This Agreement shall be effective on the Closing Date as of the Closing (the "Effective Time").

                                   ARTICLE II

                          GRANT OF RIGHTS TO TECHNOLOGY

          2.1 Grant of Rights to the Company. GTE hereby grants to PRTC and its Affiliates for a term of twenty (20) years an unrestricted right to use any of GTE's Unrestricted Technology, to the extent of GTE's or GITI's interest therein, provided by GTE to PRTC and its Affiliates during the term of this Agreement, including but not limited to any Unrestricted Technology described in Exhibit A hereto. In further consideration for the Royalty paid hereunder GTE hereby also grants to PRTC and its Affiliates a nonexclusive, irrevocable, nontransferable license, subject to the terms and limitations of this Agreement, to use in the Territory any other Technology or know-how ("Know-How") owned by GTE or its Affiliates provided to PRTC or its Affiliates in the course of providing the services covered by the Management Agreements, including the Proprietary Information. In addition to such Technology license, GTE shall provide PRTC and its Affiliates with any auxiliary information as may be agreed upon by PRTC and its Affiliates and GTE for the full use, understanding and application of the Technology. GTE shall also provide, or shall cause its Affiliates to provide, pursuant to the Management Agreements, general training necessary to allow PRTC and its Affiliates to fully utilize such Technology. Additionally, GTE may offer to PRTC and its Affiliates certain other Technology under the same terms and conditions as such Technology becomes available to GTE or GITI. No rights under GTE patents (other than the license referred to herein) and trademarks are granted under this Agreement. The grants and offers in this
Section 2.1 are all as of the Effective Time.

          2.2 Provision of Technology; Cooperation. GTE shall grant to PRTC and its Affiliates expeditiously and effectively any and all rights held by GTE or GITI to the use of the


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Technology and Know-How. GTE shall otherwise perform its obligations under this
Agreement to provide Technology and Know-How and related services to the reasonable satisfaction of PRTC.

          2.3 R&D Projects. PRTC and GTE shall work together on R&D projects in telecommunications technologies and related technologies in the Commonwealth of Puerto Rico. In addition, GTE may allow PRTC and its Affiliates to participate in telecommunications R&D projects controlled by GTE or any Affiliate thereof, as such reasonable opportunities arise and subject to the mutual agreement of PRTC and GTE.

          2.4 Additional Technology. It is expressly understood that GTE shall, at the request of PRTC, make available for sale to PRTC and its Affiliates such additional technology and systems that PRTC deems necessary to accomplish the objectives set forth in this Agreement and that GTE or GITI, if necessary, by license or assignment to GTE from GITI, is capable of providing subject to the provisions of the Shareholders Agreement.

          2.5 Independence of the Venture.

              (a) PRTC and its Affiliates shall have the right to develop technology, independent of or as an enhancement to the Proprietary Information and Technology provided by GTE under this Agreement, as it deems appropriate for its business ("Company Technology"). PRTC and its Affiliates intend to utilize GTE as the exclusive outside source of the Technology. However, PRTC and its Affiliates shall have the right in their discretion to purchase, license or otherwise obtain technology that is not purchased, licensed or otherwise granted by GTE or any Affiliate thereof to the Company, PRTC or its Affiliates pursuant to this Agreement from outside sources other than GTE or an Affiliate thereof.

              (b) GTE shall perform its obligations under this Agreement in recognition of the intention of the Company to develop within the Company's organization the ability to carry out, control and supervise all aspects of its business and affairs.




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              (c) PRTC and its Affiliates shall have all proprietary and ownership rights to Company Technology, but such rights shall not extend to any underlying Proprietary Information provided by GTE.

                                   ARTICLE III

                                     ROYALTY

          3.1 Royalty. PRTC shall pay GTE as the exclusive compensation for the use of Technology and Know-How referred to in this Agreement (and other rights to use Technology granted under Article II) a royalty (the "Royalty") equal to
(i) 8% of the Company's EBITDA (as defined below) for each of years 1 and 2 of this Agreement, 7% of the Company's EBITDA for each of years 3 and 4 of this Agreement, and 6% for year 5 of this Agreement (each such percentage, the "Applicable Percentage"), less (ii) the total Fees (as defined in the Management Agreements) payable under the Management Agreements for such year (together, the "Management Fees"). No Royalty shall be payable after year 5 of this Agreement. For purposes hereof, EBITDA means consolidated earnings before interest, taxes, depreciation, amortization, the Royalty, and the Management Fees, calculated in accordance with generally accepted accounting principles in the United States consistently applied.

      3.2 Payment Terms

          (a) The Royalty shall be payable in arrears in quarterly installments, within thirty (30) days after the approval of the corresponding quarterly financial statements (the audited annual financial statements in the case of the fiscal year's last quarter) by the Board. The Royalty payment at the end of each fiscal year shall be calculated by multiplying the final full year EBITDA based upon the audited financial statements of the Company by the applicable percentage referred to in Section 3.1, and subtracting therefrom all prior Royalty installment payments made with respect to such fiscal year. Any excess payments shall be deducted from subsequent installments, or at PRTC's option shall be promptly refunded by GTE.

          (b) Inasmuch as each year of this Agreement (each, an "Agreement Year") runs over portions of two calendar years, the Royalty shall be calculated by multiplying the Applicable Percentage for such Agreement Year by the sum of
(i) the full year EBITDA for the


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calendar year during which the Agreement Year begins multiplied by a fraction, the numerator of which shall be the number of days of such Agreement Year in such calendar year and the denominator of which shall be 365, and (ii) the full year EBITDA for the calendar year during which the Agreement Year ends multiplied by a fraction, the numerator of which shall be the number of days of such Agreement Year in such calendar year and the denominator of which shall be 365.

          (c) All payments shall be made after reduction for any tax required to be withheld by PRTC, provided that the parties shall consult with each other as to the amount of any such tax required to be withheld. PRTC shall furnish GTE with such proof of payment of such tax as is required by the United States Internal Revenue Code (and regulations) to support a claim for a credit for taxes paid.

          (d) All payments to GTE pursuant to this Agreement shall be made in U.S. dollars to a bank account designated by GTE.

                                   ARTICLE IV

                          CERTAIN REPRESENTATIONS, ETC.

          4.1 Representations, Warranties of GTE. GTE represents that it has complied with the requirements of Article 8(e) of Act No. 54 and certifies that:

              (a) It has not paid and it will not pay any commission or bonus, and it has not granted any direct or indirect financial benefit, to any public official or employee, nor to any former public official or employee, participating in the privatization process of the Company and its subsidiaries while discharging his/her public service duties.

              (b) It has the right to transfer, license or grant a right of use for all Technology referred to herein.



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                                    ARTICLE V

                                 INDEMNIFICATION

          5.1 Indemnification by Company. The Company shall indemnify GTE, its directors, officers, employees and Affiliates from and against any liability, loss (excluding consequential damages and loss of profit), damage, claim, action or other cost or expense (including without limitation, reasonable attorneys fees and expenses) (collectively, "Losses"), arising out of GTE performing its obligations hereunder, except to the extent of GTE's willful misconduct.

          5.2 Indemnification by GTE. GTE shall indemnify and hold each of the Company, PRTC and their Affiliates harmless from and against any Losses which the Company, PRTC or their Affiliates may suffer as a result of (a) any material breach of any agreement or undertaking by GTE in this Agreement, or (b) any intellectual property violation or infringement claims by third parties relating to any property, Technology or Know-How transferred or licensed or other intellectual property right granted by GTE or any of its Affiliates, to the Company, PRTC or their Affiliates as contemplated by this Agreement or either of the Management Agreements.

                                   ARTICLE VI

                                    DURATION

          6.1 Initial Term. This Agreement shall become effective as of the date hereof, and shall have an initial duration of five (5) years.

          6.2 Extension. Not less than six months before the expiration of this Agreement, the parties shall commence bona fide negotiations to extend its term. In the event agreement is reached on any such extension, such extension shall be subject to approval of the Board of Directors of the Company and PRTC.

          6.3 Use of Know How After Termination. Upon expiration or termination of this Agreement for any reason, the Company and its subsidiaries may continue utilizing all Know



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How made available to them by GTE or its Affiliates pursuant to this Agreement without the payment of any additional compensation to GTE or any of its Affiliates.

                                   ARTICLE VII

                                   TERMINATION

     The parties hereto expressly agree that this Agreement may not be terminated except by mutual agreement of the Company, GTE and PRTA or as follows:

          7.1 Termination by the Company

          The Company may terminate this Agreement:

              (a) upon liquidation or bankruptcy of GTE;

              (b) upon material breach of this Agreement by GTE, as covered in
Section 7.4 of this Agreement;

              (c) upon revocation or suspension of any material license of the Company or any of its subsidiaries as a result of the willful misconduct of GTE;

              (d) should GTE Corporation cease to own, directly or indirectly, more than 50% of GTE International Telecommunications Incorporated or GTE Investments Incorporated;

              (e) should GTE or GTE Corporation fail to directly or indirectly have beneficial and economic ownership of more than 20% of the capital stock of the Company; or

              (f) upon termination of either of the Management Agreements.

          7.2 Termination by GTE. GTE may terminate this Agreement upon:

              (a) a delay of more than 20 business days in the payment of the undisputed portion of the Royalty; or




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

              (b) non-fulfillment of this Agreement by the Company, as covered in Section 7.4 of this Agreement.

          7.3 Effect of Termination. Except as provided in Section 7.4 below, termination shall be effective immediately upon the occurrence of any event described in Sections 7.1 and 7.2 above.

          7.4 Non-fulfillment. Should any of the parties breach, refuse or fail to comply with, or shall violate, any material terms or conditions of this Agreement, said failure, omission or violation shall constitute a breach of this Agreement. In such case, the party not in breach shall notify the other party of the breach in writing providing a detailed description of the alleged breach and shall grant the other party a period of ninety (90) days to remedy said breach, if such breach is capable of being so remedied. Should the breaching party not remedy said breach within said ninety (90) days, or if such breach is not capable of being so remedied, the notifying party shall have the right to terminate this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1 Amendments. This Agreement may be amended only with the prior written agreement of all the parties hereto, and no course of action by or on behalf of any party shall be construed as an explicit or implicit amendment of this Agreement or any of its provisions. No amendment shall be made hereto which materially adversely affects the economic rights of the Company or PRTC except with the prior written consent of the PRTA, so long as the Puerto Rico Entities collectively own at least 10% of the outstanding Shares of the Company.

          8.2 Jurisdiction. The parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the District of Puerto Rico or, if such court does not have subject matter jurisdiction, in any court of Puerto Rico having subject matter jurisdiction for purposes of any suit, action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, and the parties agree not to commence any


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

such suit, action or proceeding except in such courts. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any party, as the case may be, shall be effective service of process for any such action, suit or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding in the United States District Court for the District of Puerto Rico or any court of Puerto Rico having subject matter jurisdiction and hereby further and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding has been brought in an inconvenient forum.

          8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto and compliance with applicable laws and regulations; provided, however, that PRTA may assign its rights hereunder to the Government Development Bank for Puerto Rico ("GDB") and that no such assignment shall have the effect of being a delegation of duties or an assumption of any obligations of PRTA. The Company's and PRTC's consent to the assignment of this Agreement by GTE to any of GTE Corporation's direct or indirect wholly owned subsidiaries may not be unreasonably withheld; provided, that, no such assignment shall relieve GTE of any of its obligations hereunder.

          8.4 Confidentiality.

              (a) (i) All non-public documentation and information of GTE (the "GTE Information") made available to the Company or its Affiliates by GTE in order to fulfill its obligations under this Agreement shall be kept strictly confidential by the Company and its Affiliates and their personnel and any other Person who has had access to such GTE Information through the Company, and such GTE Information shall not be disclosed to third parties without GTE's express written consent. All such GTE Information shall continue to be owned by GTE but this shall not affect the receiving parties' right after termination to continue using such GTE


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Information on a non-exclusive, confidential basis of this Agreement pursuant to
Section 6.3 hereof;

                    (ii) All non-public documentation and information of the Company and its subsidiaries (the "Company Information") obtained by GTE in the course of its performing its obligations hereunder shall be treated as strictly confidential and shall not be disclosed to third parties without the Company's express written consent. All such Company Information shall continue to be owned by the Company; and

                    (iii) This section shall continue in full force and effect for five (5) years after the expiration of this Agreement.

              (b) In the event that any party or an Affiliate thereof is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any GTE Information or Company Information, as the case may be, the other parties shall immediately be informed of the matter in advance. Only that portion of the GTE Information or Company Information, as the case may be, that is, upon the advice of counsel, legally required shall be furnished, and all reasonable efforts shall be made to obtain reliable assurance (in the form of a court order or other reasonable assurance) that, to the maximum extent possible under the circumstances, confidential treatment will be accorded to such portion of GTE Information or Company Information, as the case may be, required to be disclosed.

              (c) The confidentiality agreements of this section shall not apply to GTE Information or Company Information which is or becomes independently learned or developed by the party obligated with respect thereto.

          8.5 Applicable Law. This Agreement is subject to and shall be construed in accordance with the internal laws of Puerto Rico applicable to contracts made and to be performed in Puerto Rico.




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          8.6 Severability. Every provision of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.

          8.7 Notices. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, or nationally recognized overnight deliver service, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others in accordance with this provision):

          If to the Company or PRTC, at:

          1515 Franklin D. Roosevelt Avenue
          12th Floor
          Guaynabo, PR 00968
          Telephone:
          Telecopy:
          Attention:

          With a copy to (for so long as PRTA or any other Puerto Rico Entity is a third party beneficiary of this Agreement):

          Government Development Bank
            for Puerto Rico
          Minillas Government Center
          San Juan, Puerto Rico 00940
          Telephone:  (787) 722-8460
          Telecopy:   (787) 721-1443
          Attention:  President

          Pietrantoni, Mendez & Alvarez
          Banco Popular Center
          Suite 1901
          209 Munoz Rivera Avenue
          San Juan, Puerto Rico 00918
          Telephone:  (787) 274-4912
          Telecopy:   (787) 274-1470
          Attention:  Manuel R. Pietrantoni




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          Akin, Gump, Strauss, Hauer & Feld L.L.P.
          1333 New Hampshire Avenue, N.W.
          Suite 400
          Washington, D.C. 20036
          Telephone:  (202) 887-4000
          Telecopy:   (202) 887-4288
          Attention:  Russell W. Parks, Jr.

          If to GTE, at:

          GTE Investments Incorporated
          5221 North O'Connor Boulevard
          Irving, TX 75039
          Telephone:  (972) 718-5000
          Telecopy:  (972) 718-2916
          Attention: Mr. Fares Salloum

          8.8 Third Party Beneficiaries. Except as specifically stated herein, nothing in this Agreement shall be deemed to create any right with respect to any person that is not a party to this Agreement; provided, that, any subsidiary of the Company may enforce the Company's rights hereunder; and provided, further, that so long as the PRTA or any other instrumentality of the Government of Puerto Rico (a "Puerto Rico Entity") owns or controls at least 10% of the shares of capital stock of the Company (owned as of the date hereof or acquired hereafter directly from the Company or its successors), such Puerto Rico Entities shall be deemed third party beneficiaries of this Agreement and shall be entitled to enforce the provisions hereof for the benefit of the Company, including but not limited to Article VII hereof, directly, without first making demand upon the Company to do so; and provided, further, that GDB may enforce the rights of PRTA hereunder as provided in Section 12.05 of the Stock Purchase Agreement.

          8.9 No Authority to Bind. GTE shall have no authority to enter into contracts or otherwise incur obligations on behalf of or bind the Company or any of its subsidiaries, except as otherwise expressly approved by the Board.

          8.10 Effect of this Agreement. The Company and PRTC acknowledge and agree that the Company does not acquire, by virtue of this Agreement or otherwise, any proprietary or ownership rights (or rights to sublicense) with respect to any Proprietary Information. The Company and PRTC further acknowledge and agree that the Company and its



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

Affiliates do not acquire, by virtue of this Agreement or otherwise, the right to use the Proprietary Information outside of the Territory without GTE's prior written consent.

          8.11 Notification of Infringement. The Company and PRTC agree that as soon as possible after the Company or PRTC becomes aware of same, it shall promptly notify GTE in writing of any infringement of GTE's rights in the Technology. The parties shall take all mutually agreed upon actions necessary to stop any such infringement. The expenses of such actions as to infringements in the Territory shall be shared equally by GTE and PRTC. Nothing contained herein shall prevent GTE from taking any actions it considers necessary to protect its rights in Technology held by it.

          8.12 Disclaimer of Warranties. It is expressly understood that GTE makes no warranty to the Company, PRTC or their Affiliates with respect to the performance or fitness for any purpose of the products or services contemplated this Agreement. GTE expressly disclaims all warranties including, without limitation, the implied warranties or merchantability and fitness for a particular purpose.

          8.13 Limitation on Liability. Notwithstanding any other section hereof, the Parties agree that the Company's and PRTC's sole and exclusive remedy for any breach or alleged breach by GTE of this Agreement (other than any breach or alleged breach of Section 8.4) shall be to terminate this Agreement and any obligation to make any and all future payments hereunder.

          8.14 Certain Definitions.

               8.14.1 "Affiliate" means, subject to Section 1.1(b), as to any Person, (i) an entity at least a majority of the voting capital stock of which is owned directly or indirectly by such Person, (ii) an entity that directly or indirectly owns at least a majority of the voting capital stock of such Person, and (iii) an entity a majority of the voting capital stock of which is directly or indirectly owned by an entity of the type described is clause (ii) above.



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          8.14.2 "Bankruptcy" means, with respect to either of the parties, (i)
such party making an assignment for the benefit of creditors or admitting in writing its inability to pay its debt when due; (ii) the commencement by or against such party of any liquidation, dissolution, bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors; or the appointment for such party, or a substantial part of such party's assets, of a receiver, liquidator, custodian or trustee; and, if any of the events referred to in this clause (ii) occur involuntarily, the failure of same to be dismissed, stayed or discharged within sixty (60) days; or (iii) the entry of an order for relief against such party under the Puerto Rican Company Reorganization Act (or any successor or equivalent law) or the bankruptcy laws of any relevant jurisdiction.

          8.14.3 "Proprietary Information" means any Technology which is treated as confidential by GTE.

          8.14.4 "R&D" means research and development which has or is reasonably designed to have useful applications in telecommunications systems and services.

          8.14.5 "Technology" means any technical or business information, inventions, software programs, systems, trade secrets, know-how, and other technological or industrial property or information of GTE Corporation or its Affiliates related to telecommunications systems and services existing at the Effective Time or becoming available to GTE or GITI and licensed or assigned, as necessary, to GTE by GITI during the term of this Agreement.

          8.14.6 "Territory" means the Commonwealth of Puerto Rico.

          8.14.7 "Unrestricted Technology" means any Technology not covered by patent, copyright or Proprietary Information protection.

     8.15 Relationship. This Agreement does not create an employer-employee, partnership or agency relationship between the Company and GTE or the Company and GTE's


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

employees. The parties acknowledge and agree that GTE is an independent contractor to the Company and PRTC under this Agreement. No party has the authority to bind any other party.

          8.16 Director Approval. Any action or decision required or permitted to be taken or not taken by the Company or any of its subsidiaries pursuant to
Section 6.2 and Article VII may only be taken or not taken by the Company or such subsidiary (as applicable) upon the approval thereof by a majority of the disinterested directors of the Company.

          8.17 Counterparts. This Agreement may be executed in multiple counterparts, subject to the execution of at least one of such counterparts by each of the parties hereto.

          8.18 Effect of Amendment. This Amended and Restated Technology License Agreement supersedes the Technology Transfer Agreement signed on March 2, 1999.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                       TELECOMUNICACIONES DE PUERTO RICO, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Date:

                                       PUERTO RICO TELEPHONE COMPANY, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Date:



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


                                        GTE INVESTMENTS INCORPORATED

                                        By:
                                          --------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                        GTE Corporation agrees to cause GTE
                                        Investments Incorporated to supply the
                                        Technology on the terms and conditions
                                        provided in Article II hereof.

                                        GTE CORPORATION

                                        By:
                                          --------------------------------------
                                        Name:
                                        Title:
                                        Date:

GTE International Telecommunications Incorporated agrees to cause GTE Investments Incorporated to supply the Technology and Know-How (if necessary, by transferring or licensing such Technology or Know-How to GTE Investments Incorporated) on the terms and conditions provided in Article II hereof and otherwise unconditionally guarantee all of the obligations of GTE Investments Incorporated hereunder.

                                        GTE INTERNATIONAL
                                        TELECOMMUNICATIONS INCORPORATED

                                        By:
                                          --------------------------------------
                                        Name:
                                        Title:
                                        Date:



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                                    EXHIBIT A

Pricing and tariffs
Marketing strategy/product packaging
Billing system design and operation
Network and system design
System operation (including technical operations, repair and maintenance) Supply and procurement (including technology and vendor assessment) Engineering services
Agent and distributor network and compensation
Finance, accounting and information management
Technical training of personnel in related areas



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